EXHIBIT 10.46

INCENTIVE STOCK OPTION AGREEMENT

CECO ENVIRONMENTAL CORP.

1997 STOCK OPTION PLAN

THIS AGREEMENT is dated and made effective as of June 21, 2006 (“Effective Date”) by and between CECO ENVIRONMENTAL CORP. a Delaware corporation (the “Company”), and DENNIS W. BLAZER (“Optionee”).

WITNESSETH:

WHEREAS, Optionee on the date hereof is an officer of the Company or one of its Subsidiaries; and

WHEREAS, the Company desires to grant an incentive stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 1997 Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Stock Option Plan Committee and Compensation Committee of the Company has authorized the grant of an incentive stock option to Optionee and has determined that, on the Effective Date, the Fair Market Value of Option Stock of the Company is $7.30 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee as of the Effective Date the right and option (the “Option”) to purchase as many as fifteen thousand (15,000) shares of Option Stock (“Shares”) at an exercise price of $7.30 per share on the terms and conditions set forth herein and subject to the terms and conditions of the Plan. This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

All capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.

2. Duration and Exercisability.

a. Vesting/Exercise Period. The Option shall become exercisable as to portions of the Shares as follows: (i) the Option shall not be exercisable with respect to any of the Shares until June 21, 2007 (the “First Vesting Date”); (ii) if Optionee has continuously provided services to the Company or any Subsidiary of the Company from the Effective Date through the First Vesting Date and has not been Terminated (as hereafter defined) on or before the First Vesting Date, then on the First Vesting Date the Option shall become exercisable as to one-third of the Shares (5,000 Shares); and (iii) thereafter, provided that Optionee continuously provides services to the Company or any Subsidiary of the Company and is not Terminated, upon each successive anniversary of the First Vesting Date, the Option shall become exercisable as to an additional one-third of the Shares (5,000 Shares); provided, that the Option shall in no event ever become exercisable with respect to more than 100% of the Shares. The Shares vesting under the Option have been limited to the number of Shares allowed to conform to the $100,000 limit set forth at Section 9(c) of the Plan.

b. Expiration. The Option shall expire on June 21, 2016 (“Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date and any date on which the Option terminated in accordance with the provisions of Section 3.

c. Lapse Upon Expiration. To the extent that this Option is not exercised prior to the applicable expiration date set forth in Section 2(b) or Section 3 of this Agreement, all rights of Optionee under this Option shall thereupon be forfeited.

3. Termination.

a. Termination for Any Reason Other than Death, Disability or a Change of Control. If Optionee is Terminated for any reason other than his death, Disability or a Change of Control (both terms as hereafter defined), this Option shall be exercisable only to the extent the Option was exercisable on the date of Termination, but had not previously been exercised, and shall expire on the earlier of (i) the close of business three months after the Termination Date (as hereafter defined) and (ii) the Expiration Date. Notwithstanding the foregoing, if the Optionee is terminated for Cause, then the Option shall terminate immediately on the Optionee’s Termination Date.

b. Termination Because of Death or Disability. If Optionee is Terminated because of his death or his Disability (or Optionee dies within three (3) months after a Termination other than because of his Disability or for Cause), then this Option shall be exercisable by Optionee, or the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution, only to the extent the Option was exercisable on the date of Optionee’s Termination, but had not previously been exercised, and shall expire on the earlier of: (i) the close of business six months after Optionee’s Termination Date and (ii) the Expiration Date.

c. Change of Control. Notwithstanding the provisions of Section 2(a), upon a Change of Control (and without regard for any Termination or absence thereof), the Option shall be fully vested and exercisable by Optionee. The provisions of Section 3(a) or 3(b) shall govern such Option thereafter, as the case may be.

A “Change of Control” shall mean a sale, assignment or other transfer (collectively, “Transfer”) of legal or beneficial ownership of shares of the voting stock of the Company (other than as security for a loan), representing more than one-half of the votes of all such shares of stock then outstanding, to one or more persons other than the owners of stock in the Company or their affiliates or its Subsidiaries on the Effective Date (collectively, the “present owners”). A Change of Control will occur on the date that the present owners cease to own more than one-half of the shares of the voting stock of the Company then outstanding. For this purpose, an “affiliate” is an ancestor or lineal descendant of an individual shareholder of the Company; the grantor, trustee or beneficiary of a shareholder of the Company that is a trust; or any person that directly, or indirectly controls, or is controlled by, or is under common control with a shareholder of the Company.

d. Definitions.

“Termination” or “Terminated” means that Optionee has for any reason ceased to provide services as an employee of the Company or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Administrator shall have sole discretion to determine whether Optionee has ceased to provide services and the effective date on which Optionee ceased to provide services (the “Termination Date”).

“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code (as provided under Section 422(c)(6), or such applicable successor provision, of the Code), as determined by the Administrator.

“Cause” means that Optionee:

(a) shall have been convicted of any felony or a crime involving fraud, theft, misappropriation, dishonesty, or embezzlement;

(b) shall have committed intentional acts that materially impair the goodwill or business of the Company or cause material damage to its property, goodwill or business; or

(c) shall have failed to perform his material duties to the Company (other than as a result of a short-term disability (i.e., a disability that does not fall within the previously defined parameters of a Disability)), or a short term disability or medical emergency involving a member of the Optionee’s immediate family, or as a result of any Company approved leave).

4. Manner of Exercise.

a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and this Agreement, and subject to such other administrative rules as the Administrator deems advisable, by delivering written notice of exercise to the Company at its principal office. The notice shall state the number of Shares exercised and shall be accompanied by payment in full of the Option price for all Shares exercised pursuant to the notice. Any exercise of the Option shall be effective upon receipt of such notice by the Company together with payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares at any time and from time to time prior to expiration of the Option as provided in this Agreement.

b. Form of Payment. Subject to approval by the Administrator, payment of the Option price by Optionee shall be in the form of cash, personal check, certified check, or where permitted by law and provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (ii) through a “margin” commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (iii) by tender of shares of Common Stock of the Company having a Fair Market Value on the date received by the Company equal to the exercise price for the Shares exercised. Optionee shall be solely responsible for any income or other tax consequences from any payment for Shares with Optionee’s Common Stock of the Company.

c. Stock Transfer Records. Provided that the notice of exercise and payment are in form and substance satisfactory to counsel for the Company, as soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee, or to the NASD Dealer, as the case may be, one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Optionee shall pay all other costs of the Company incurred to issue such Shares to such NASD Dealer.

Shares purchased pursuant to exercise hereunder: (i) may be deposited with a NASD Dealer designated by Optionee, in street name, if so provided in such exercise notice accompanied by all applications and forms reasonably required by the Administrator to effect such deposit, or (ii) may be issued to Optionee and such other person, as joint owners with the right of survivorship, as is specifically described in such exercise notice. Optionee shall be solely responsible for any income or other tax consequences of such a designation of ownership hereunder (or the severance thereof).

5. Miscellaneous.

a. Employment Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it affect the right of the Company to Terminate such employment. Optionee shall have no rights as a shareholder with respect to Shares subject to this Option until such Shares are issued to Optionee upon the exercise of this Option. No adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

b. Securities Law Compliance. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

c. Mergers, Recapitalization, Stock Splits, Etc. Subject to the provisions of Section 3(c) of this Agreement, the provisions of Section 11 of the Plan, as amended effective the Effective Date, shall govern all Options in the event of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or other such transaction described under Section 11 of the Plan, and the Company reserves all discretion provided therein.

d. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the Shares acquired through the exercise of this Option, Optionee hereby agrees to promptly provide the Company written notice of such disposition, which notice shall be deemed delivered when received by the Company. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Administrator or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value equal to such obligations. For the purpose of this Section 5(d), a “disqualifying disposition” means a sale or other transfer of any Shares on or before the later of (i) the date two years after the Effective Date and (ii) the date one (1) year after transfer of such Shares to Optionee upon exercise of the Option, as more particularly set forth at Section 422(a)(1) of the Code.

e. Nontransferability. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

f. 1997 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, as amended the Effective Date, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement shall be subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

g. Accounting Compliance. Optionee agrees that, in the event of a transaction subject to Section 12, treated as a “pooling of interests” under generally accepted accounting principles, and Optionee is an affiliate of the Company or any Subsidiary (as defined in Section 12 of the Plan) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

h. Stock Legend. The Administrator may require that the certificates for any Shares purchased by Optionee (or, in the case of death, Optionee’s successors) bear an appropriate legend to reflect the restrictions of Section 5(g), of this Agreement.

i. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Section 3 or Section 5(e) of this Agreement.

j. Interpretation. The Administrator shall have the sole discretion to interpret and administer the Plan. Any determination made by the Administrator with respect to any Option shall be final and binding on the Company and on all persons having an interest in the Option granted under this Agreement and the Plan.

k. Entire Option. The Plan, as amended, is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

l. Successors and Assigns. The Company may assign any of its rights under the Option. The Option shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, the Option shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

m. Governing Law. The Option shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to that body of law pertaining to choice of law or conflict of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CECO ENVIRONMENTAL CORP.		OPTIONEE

By:	/s/ Phillip DeZwirek	/s/ Dennis Blazer
Its:	CEO	Dennis W. Blazer

The Grant set forth in this

Agreement has been approved

by the Stock Option Plan

Committee and Compensation

Committee of CECO Environmental

Corp.